ANNALY CAPITAL MANAGEMENT, INC. REPORTS 4th QUARTER 2024 RESULTS
NEW YORK—January 29, 2025—Annaly Capital Management, Inc. (NYSE: NLY) ("Annaly" or the "Company") today announced its financial results for the quarter and year ended December 31, 2024.

Financial Highlights
•GAAP net income of $0.78 per average common share for the quarter
•Earnings available for distribution ("EAD") of $0.72 per average common share for the quarter
•Economic return of 1.3% for the fourth quarter and 11.9% for the full year 2024
•Book value per common share of $19.15
•GAAP leverage of 7.1x, up from 6.9x in the prior quarter; economic leverage of 5.5x, down from 5.7x in the prior quarter
•Declared quarterly common stock cash dividend of $0.65 per share

Business Highlights
Fourth Quarter 2024 Highlights
•Total portfolio of $80.9 billion, including $70.6 billion in highly liquid Agency portfolio(1)
•Annaly's Agency portfolio decreased modestly by 3%; portfolio activity focused on the continued rotation up in coupon through the addition of high-quality specified pools and TBAs while selling intermediate coupons
–Annaly's Agency portfolio represents 59% of dedicated equity capital(2), down from 61% in the prior quarter
•Annaly managed the portfolio’s duration extension through the sharp rate selloff by adding hedges at the long end of the curve; maintained a conservative hedge profile given elevated volatility and policy uncertainty
•Annaly's Residential Credit portfolio increased 8% quarter-over-quarter to $7.0 billion(1), representing 22% of dedicated equity capital(2)
–Record whole loan locks and settlements of $5.4 billion and $4.0 billion, respectively, for the fourth quarter across both Onslow Bay and our joint venture
•Annaly's Mortgage Servicing Rights ("MSR") portfolio increased 17% quarter-over-quarter to $3.3 billion(1) in assets, representing 19% of dedicated equity capital(2)
•Net interest margin increased 69 basis points quarter-over-quarter to 0.75% and net interest margin (excluding PAA) increased 19 basis points quarter-over-quarter to 1.71%
•Financing costs decreased quarter-over-quarter with average GAAP cost of interest-bearing liabilities of 4.96%, down 46 basis points quarter-over-quarter, and average economic cost of interest-bearing liabilities of 3.79%, down 14 basis points quarter-over-quarter
•$6.9 billion of total assets available for financing(3), including cash and unencumbered Agency MBS of $3.9 billion
•Enhanced senior leadership with the promotion of Mike Fania to Co-Chief Investment Officer

Full-Year 2024 Highlights
Investment and Strategy
•Annaly’s Agency portfolio increased by nearly $5 billion throughout 2024; increased the weighted average coupon of the portfolio from 4.57% to 5.00% by opportunistically adding specified pools with material call protection in 5.5% and higher coupons
•Annaly’s Residential Credit portfolio increased 17% year-over-year(1) given record production from the whole loan correspondent channel, including $17.6 billion in lock volume and $11.7 billion in correspondent fundings
•As the third largest purchaser of MSR in 2024, Annaly's MSR portfolio grew by 24% year-over-year; differentiated portfolio with the lowest note rate out of the top 20 servicers bolstered by recently expanded recapture and subservicing relationships with industry leaders(4)
Financing and Capital
•Continued to conservatively manage leverage and liquidity profile throughout the year amid volatility; economic leverage decreased from 5.7x to 5.5x year-over-year and total assets available for financing increased $0.7 billion to $6.9 billion(3)
•Annaly Residential Credit Group priced a record 21 whole loan securitizations totaling $11.0 billion in 2024
–Annaly remained the largest non-bank issuer and the second largest issuer overall of Prime Jumbo and Expanded Credit MBS in 2024(5)
•Since the beginning of 2024, Annaly’s Residential Credit and MSR businesses increased financing capacity by $1.3 billion and $550 million, respectively, through new and expanded credit facilities; total warehouse capacity across both businesses of $5.4 billion, including $2.2 billion of committed capacity(6)
•Raised $1.6 billion of accretive common equity through the Company’s at-the-market sales program(7)

"Annaly generated an economic return of 11.9% in 2024 supported by strong performance from each of our three investment strategies," remarked David Finkelstein, Chief Executive Officer and Co-Chief Investment Officer. "Throughout 2024, we grew our Agency portfolio by nearly $5 billion as we deployed proceeds from accretive capital raised while continuing to migrate up in coupon. Our Residential Credit business grew 17% year-over-year driven by record production from our whole loan correspondent channel, which achieved nearly $12 billion in loan fundings. With respect to MSR, we enhanced our leadership in the sector, growing our portfolio by 24% year-over-year and expanding our recapture and subservicing relationships.

"As we noted in our Investor Day in November, our outlook for 2025 is optimistic given favorable dynamics across each of our businesses. Agency MBS continues to provide attractive returns while an improved supply and demand picture, decreasing financing costs and a steeper yield curve are additional sector tailwinds. Meanwhile, our Residential Credit and MSR portfolios are well-positioned for further growth given Annaly's deep capital base and strategic relationships with originators. As always, we remain prepared for continued volatility given our low leverage, ample liquidity and dynamic hedging and portfolio management."

(1) Total portfolio represents Annaly’s investments that are on-balance sheet as well as investments that are off-balance sheet in which Annaly has economic exposure. Agency assets include TBA purchase contracts (market value) of $3.2 billion. Residential Credit assets exclude assets transferred or pledged to securitization vehicles of $22.0 billion, include $2.3 billion of retained securities that are eliminated in consolidation and are shown net of participations issued totaling $1.2 billion. MSR assets include unsettled MSR commitments of $385 million. MSR commitments represent the market value of deals where Annaly has executed a letter of intent. There can be no assurance whether these deals will close or when they will close.
(2) Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities.
(3) Comprised of $5.8 billion of unencumbered assets, which represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, other unencumbered financial assets and capital stock), and $1.1 billion of fair value of collateral pledged for future advances.
(4) Based on information aggregated from 2024 Fannie Mae and Freddie Mac monthly loan level files by eMBS servicing transfer data as of December 31, 2024. Excludes transfer activity related to platform acquisitions.
(5) Issuer ranking data from Inside Nonconforming Markets for 2023 – 2024 (January 10, 2025 issue). Used with permission.
(6) Includes a $250 million upsize to an existing credit facility for Annaly’s MSR business that closed in January 2025.
(7) Net of sales agent commissions and other offering expenses.

Financial Performance
The following table summarizes certain key performance indicators as of and for the quarters ended December 31, 2024, September 30, 2024 and December 31, 2023:

	December 31, 2024	September 30, 2024	December 31, 2023
Book value per common share	$19.15	$19.54	$19.44
GAAP net income (loss) per average common share (1)	$0.78	$0.05	$(0.88)
Annualized GAAP return (loss) on average equity (2)	15.00%	2.77%	(14.21%)
GAAP leverage at period-end (3)	7.1:1	6.9:1	6.8:1
Net interest margin (4)	0.75%	0.06%	(0.25%)
Average yield on interest earning assets (5)	5.36%	5.16%	4.55%
Average GAAP cost of interest bearing liabilities (6)	4.96%	5.42%	5.37%
Net interest spread	0.40%	(0.26%)	(0.82%)
Non-GAAP metrics *
Earnings available for distribution per average common share (1)	$0.72	$0.66	$0.68
Annualized EAD return on average equity	14.27%	12.95%	13.76%
Economic leverage at period-end (3)	5.5:1	5.7:1	5.7:1
Net interest margin (excluding PAA) (4)	1.71%	1.52%	1.58%
Average yield on interest earning assets (excluding PAA) (5)	5.26%	5.25%	4.64%
Average economic cost of interest bearing liabilities (6)	3.79%	3.93%	3.42%
Net interest spread (excluding PAA)	1.47%	1.32%	1.22%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Net of dividends on preferred stock.
(2) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is 3.75%, 0.69%, and (3.55%) for the quarters ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and US Treasury securities, sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
(4) Net interest margin represents interest income less interest expense divided by average Interest Earning Assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income and less economic interest expense divided by the sum of average Interest Earning Assets plus average outstanding TBA contract balances. PAA represents the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(5) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(6) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss) for all periods presented.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities ("MBS") and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; the Company’s ability to grow its residential credit business; the Company's ability to grow its mortgage servicing rights business; credit risks related to the Company’s investments in credit risk transfer securities and residential mortgage-backed securities and related residential mortgage credit assets; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and operational risks or risk management failures by us or critical third parties, including cybersecurity incidents. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.
Annaly is a leading diversified capital manager with investment strategies across mortgage finance. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the company can be found at www.annaly.com.
We use our website (www.annaly.com) and LinkedIn account (www.linkedin.com/company/annaly-capital-management) as channels of distribution of company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about Annaly when you enroll your email address by visiting the "News & Insights" section of our website, then clicking on "Subscribe" and completing the email notification form. Our website, any alerts and social media channels are not incorporated by reference into, and are not a part of, this document.

The Company prepares an investor presentation and supplemental financial information for the benefit of its shareholders. Please refer to the investor presentation for definitions of both GAAP and non-GAAP measures used in this news release. Both the Fourth Quarter 2024 Investor Presentation and the Fourth Quarter 2024 Supplemental Information can be found at the Company’s website (www.annaly.com) in the "Investors" section under "Investor Presentations."

Conference Call
The Company will hold the fourth quarter 2024 earnings conference call on January 30, 2025 at 9:00 a.m. Eastern Time. Participants are encouraged to pre-register for the conference call to receive a unique PIN to gain immediate access to the call and bypass the live operator.  Pre-registration may be completed by accessing the pre-registration link found on the homepage or "Investors" section of the Company's website at www.annaly.com, or by using the following link: https://dpregister.com/sreg/10195231/fe26337f06. Pre-registration may be completed at any time, including up to and after the call start time.

For participants who would like to join the call but have not pre-registered, access is available by dialing 844-735-3317 within the U.S., or 412-317-5703 internationally, and requesting the "Annaly Earnings Call."
There will also be an audio webcast of the call on www.annaly.com. A replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 3779727. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023 (1)
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets
Cash and cash equivalents	$1,488,027	$1,560,159	$1,587,108	$1,665,370	$1,412,148
Securities	69,756,447	71,700,177	67,044,753	66,500,689	69,613,565
Loans, net	3,546,902	2,305,613	2,548,228	2,717,823	2,353,084
Mortgage servicing rights	2,909,134	2,693,057	2,785,614	2,651,279	2,122,196
Assets transferred or pledged to securitization vehicles	21,973,188	21,044,007	17,946,812	15,614,750	13,307,622
Derivative assets	225,351	59,071	187,868	203,799	162,557
Receivable for unsettled trades	2,201,447	766,341	320,659	941,366	2,710,224
Principal and interest receivable	1,069,038	1,060,991	917,130	867,348	1,222,705
Intangible assets, net	9,416	10,088	10,761	11,433	12,106
Other assets	377,434	316,491	319,644	309,689	311,029
Total assets	$103,556,384	$101,515,995	$93,668,577	$91,483,546	$93,227,236
Liabilities and stockholders’ equity
Liabilities
Repurchase agreements	$65,688,923	$64,310,276	$60,787,994	$58,975,232	$62,201,543
Other secured financing	750,000	600,000	600,000	600,000	500,000
Debt issued by securitization vehicles	19,540,678	18,709,118	15,831,915	13,690,967	11,600,338
Participations issued	1,154,816	467,006	1,144,821	1,161,323	1,103,835
U.S. Treasury securities sold, not yet purchased	2,470,629	2,043,519	1,974,602	2,077,404	2,132,751
Derivative liabilities	59,586	102,628	100,829	103,142	302,295
Payable for unsettled trades	308,282	1,885,286	1,096,271	2,556,798	3,249,389
Interest payable	268,317	276,397	369,106	350,405	287,937
Dividends payable	375,932	362,731	325,662	325,286	325,052
Other liabilities	242,269	219,085	174,473	146,876	179,005
Total liabilities	90,859,432	88,976,046	82,405,673	79,987,433	81,882,145
Stockholders’ equity
Preferred stock, par value $0.01 per share (2)	1,536,569	1,536,569	1,536,569	1,536,569	1,536,569
Common stock, par value $0.01 per share (3)	5,784	5,580	5,010	5,004	5,001
Additional paid-in capital	25,257,716	24,851,604	23,694,663	23,673,687	23,672,391
Accumulated other comprehensive income (loss)	(1,017,682)	(712,203)	(1,156,927)	(1,281,918)	(1,335,400)
Accumulated deficit	(13,173,146)	(13,238,288)	(12,898,191)	(12,523,809)	(12,622,768)
Total stockholders’ equity	12,609,241	12,443,262	11,181,124	11,409,533	11,255,793
Noncontrolling interests	87,711	96,687	81,780	86,580	89,298
Total equity	12,696,952	12,539,949	11,262,904	11,496,113	11,345,091
Total liabilities and equity	$103,556,384	$101,515,995	$93,668,577	$91,483,546	$93,227,236

(1) Derived from the audited consolidated financial statements at December 31, 2023.
(2) 6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding. 6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 17,000,000 shares authorized, issued and outstanding. 6.75% Series I Preferred Stock - Includes 17,700,000 shares authorized, issued and outstanding.
(3) Includes 1,468,250,000 shares authorized. Includes 578,357,118 shares issued and outstanding at December 31, 2024, 558,047,743 at September 30, 2024, 501,018,415 shares issued and outstanding at June 30, 2024, 500,440,023 shares issued and outstanding at March 31, 2024, 500,080,287 shares issued and outstanding at December 31, 2023.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data) (Unaudited)
	For the quarters ended
	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net interest income
Interest income	$1,338,880	$1,229,341	$1,177,325	$1,094,488	$990,352
Interest expense	1,151,592	1,215,940	1,123,767	1,100,939	1,043,902
Net interest income	187,288	13,401	53,558	(6,451)	(53,550)
Net servicing income
Servicing and related income	127,224	122,583	120,515	115,084	98,474
Servicing and related expense	11,648	12,988	12,617	12,216	11,219
Net servicing income	115,576	109,595	107,898	102,868	87,255
Other income (loss)
Net gains (losses) on investments and other	(2,010,426)	1,723,713	(568,745)	(994,127)	1,894,744
Net gains (losses) on derivatives	2,215,680	(1,754,010)	430,487	1,377,144	(2,301,911)
Other, net	19,339	27,438	24,791	23,367	22,863
Total other income (loss)	224,593	(2,859)	(113,467)	406,384	(384,304)
General and administrative expenses
Compensation expense	33,955	34,453	33,274	28,721	29,502
Other general and administrative expenses	10,019	9,468	11,617	9,849	9,399
Total general and administrative expenses	43,974	43,921	44,891	38,570	38,901
Income (loss) before income taxes	483,483	76,216	3,098	464,231	(389,500)
Income taxes	10,407	(6,135)	11,931	(943)	1,732
Net income (loss)	473,076	82,351	(8,833)	465,174	(391,232)
Net income (loss) attributable to noncontrolling interests	(8,976)	15,906	650	2,282	12,511
Net income (loss) attributable to Annaly	482,052	66,445	(9,483)	462,892	(403,743)
Dividends on preferred stock	38,704	41,628	37,158	37,061	37,181
Net income (loss) available (related) to common stockholders	$443,348	$24,817	$(46,641)	$425,831	$(440,924)
Net income (loss) per share available (related) to common stockholders
Basic	$0.78	$0.05	$(0.09)	$0.85	$(0.88)
Diluted	$0.78	$0.05	$(0.09)	$0.85	$(0.88)
Weighted average number of common shares outstanding
Basic	569,201,592	515,729,658	500,950,563	500,612,840	499,871,725
Diluted	570,651,985	516,832,152	500,950,563	501,182,043	499,871,725
Other comprehensive income (loss)
Net income (loss)	$473,076	$82,351	$(8,833)	$465,174	$(391,232)
Unrealized gains (losses) on available-for-sale securities	(337,121)	428,955	(54,243)	(281,869)	1,024,637
Reclassification adjustment for net (gains) losses included in net income (loss)	31,642	15,769	179,234	335,351	334,739
Other comprehensive income (loss)	(305,479)	444,724	124,991	53,482	1,359,376
Comprehensive income (loss)	167,597	527,075	116,158	518,656	968,144
Comprehensive income (loss) attributable to noncontrolling interests	(8,976)	15,906	650	2,282	12,511
Comprehensive income (loss) attributable to Annaly	176,573	511,169	115,508	516,374	955,633
Dividends on preferred stock	38,704	41,628	37,158	37,061	37,181
Comprehensive income (loss) attributable to common stockholders	$137,869	$469,541	$78,350	$479,313	$918,452

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (dollars in thousands, except per share data)
	For the years ended
	December 31, 2024	December 31, 2023 (1)
	(unaudited)
Net interest income
Interest income	$4,840,034	$3,731,581
Interest expense	4,592,238	3,842,965
Net interest income	247,796	(111,384)
Net servicing income
Servicing and related income	485,406	364,157
Servicing and related expense	49,469	37,652
Net servicing income	435,937	326,505
Other income (loss)
Net gains (losses) on investments and other	(1,849,585)	(2,125,618)
Net gains (losses) on derivatives	2,269,301	400,092
Loan loss (provision) reversal	—	219
Other, net	94,935	73,716
Total other income (loss)	514,651	(1,651,591)
General and administrative expenses
Compensation expense	130,403	119,592
Other general and administrative expenses	40,953	42,961
Total general and administrative expenses	171,356	162,553
Income (loss) before income taxes	1,027,028	(1,599,023)
Income taxes	15,260	39,434
Net income (loss)	1,011,768	(1,638,457)
Net income (loss) attributable to noncontrolling interests	9,862	4,714
Net income (loss) attributable to Annaly	1,001,906	(1,643,171)
Dividends on preferred stock	154,551	141,676
Net income (loss) available (related) to common stockholders	$847,355	$(1,784,847)
Net income (loss) per share available (related) to common stockholders
Basic	$1.62	$(3.61)
Diluted	$1.62	$(3.61)
Weighted average number of common shares outstanding
Basic	521,737,554	494,541,323
Diluted	522,747,610	494,541,323
Other comprehensive income (loss)
Net income (loss)	$1,011,768	$(1,638,457)
Unrealized gains (losses) on available-for-sale securities	(244,278)	580,680
Reclassification adjustment for net (gains) losses included in net income (loss)	561,996	1,792,816
Other comprehensive income (loss)	317,718	2,373,496
Comprehensive income (loss)	1,329,486	735,039
Comprehensive income (loss) attributable to noncontrolling interests	9,862	4,714
Comprehensive income (loss) attributable to Annaly	1,319,624	730,325
Dividends on preferred stock	154,551	141,676
Comprehensive income (loss) attributable to common stockholders	$1,165,073	$588,649

(1) Derived from the audited consolidated financial statements at December 31, 2023.

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Key Financial Data
The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended December 31, 2024, September 30, 2024 and December 31, 2023:

	December 31, 2024	September 30, 2024	December 31, 2023
Portfolio related metrics
Fixed-rate Residential Securities as a percentage of total Residential Securities	98%	98%	98%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	2%	2%	2%
Weighted average experienced CPR for the period	8.7%	7.6%	6.3%
Weighted average projected long-term CPR at period-end	8.6%	11.9%	9.4%
Liabilities and hedging metrics
Weighted average days to maturity on repurchase agreements outstanding at period-end	32	34	44
Hedge ratio (1)	100%	101%	106%
Weighted average pay rate on interest rate swaps at period-end (2)	3.11%	3.05%	3.04%
Weighted average receive rate on interest rate swaps at period-end (2)	4.50%	4.94%	5.31%
Weighted average net rate on interest rate swaps at period-end (2)	(1.39%)	(1.89%)	(2.27%)
GAAP leverage at period-end (3)	7.1:1	6.9:1	6.8:1
GAAP capital ratio at period-end (4)	12.3%	12.4%	12.2%
Performance related metrics
Book value per common share	$19.15	$19.54	$19.44
GAAP net income (loss) per average common share(5)	$0.78	$0.05	$(0.88)
Annualized GAAP return (loss) on average equity(6)	15.00%	2.77%	(14.21%)
Net interest margin (7)	0.75%	0.06%	(0.25%)
Average yield on interest earning assets (8)	5.36%	5.16%	4.55%
Average GAAP cost of interest bearing liabilities (9)	4.96%	5.42%	5.37%
Net interest spread	0.40%	(0.26%)	(0.82%)
Dividend declared per common share	$0.65	$0.65	$0.65
Annualized dividend yield (10)	14.21%	12.95%	13.42%
Non-GAAP metrics *
Earnings available for distribution per average common share (5)	$0.72	$0.66	$0.68
Annualized EAD return on average equity (excluding PAA)	14.27%	12.95%	13.76%
Economic leverage at period-end (3)	5.5:1	5.7:1	5.7:1
Economic capital ratio at period end (4)	14.6%	14.6%	14.0%
Net interest margin (excluding PAA) (7)	1.71%	1.52%	1.58%
Average yield on interest earning assets (excluding PAA) (8)	5.26%	5.25%	4.64%
Average economic cost of interest bearing liabilities (9)	3.79%	3.93%	3.42%
Net interest spread (excluding PAA)	1.47%	1.32%	1.22%
* Represents a non-GAAP financial measure. Please refer to the "Non-GAAP Financial Measures" section for additional information.
(1) Measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions), futures and U.S. Treasury securities sold, not yet purchased, relative to repurchase agreements, other secured financing, cost basis of TBA derivatives outstanding and net forward purchases (sales) of investments; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.
(2) Excludes forward starting swaps.
(3) GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued, and U.S. Treasury securities sold, not yet purchased divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
(4) GAAP capital ratio is computed as total equity divided by total assets. Economic capital ratio is computed as total equity divided by total economic assets. Total economic assets include the implied market value of TBA derivatives and are net of debt issued by securitization vehicles.
(5) Net of dividends on preferred stock.
(6) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is 3.75%, 0.69% and (3.55%) for the quarters ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.
(7) Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin does not include net interest component of interest rate swaps. Net interest margin (excluding PAA) represents the sum of interest income (excluding PAA) plus TBA dollar roll income less economic interest expense divided by the sum of average interest earning assets plus average TBA contract balances.
(8) Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(9) Average GAAP cost of interest bearing liabilities represents annualized interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense, the net interest component of interest rate swaps, and, beginning with the quarter ended June 30, 2024, net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). Prior period results have not been adjusted in accordance with this change as the impact is not material. Net interest on variation margin related to interest rate swaps was previously and is currently included in the Net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss) for all periods presented.
(10) Based on the closing price of the Company’s common stock of $18.30, $20.07 and $19.37 at December 31, 2024, September 30, 2024 and December 31, 2023, respectively.

The following table contains additional information on our investment portfolio as of the dates presented:

	For the quarters ended
	December 31, 2024	September 30, 2024	December 31, 2023
Agency mortgage-backed securities	$67,434,068	$69,150,399	$66,308,788
Residential credit risk transfer securities	754,915	826,841	974,059
Non-agency mortgage-backed securities	1,493,186	1,616,696	2,108,274
Commercial mortgage-backed securities	74,278	106,241	222,444
Total securities	$69,756,447	$71,700,177	$69,613,565
Residential mortgage loans	$3,546,902	$2,305,613	$2,353,084
Total loans, net	$3,546,902	$2,305,613	$2,353,084
Mortgage servicing rights	$2,909,134	$2,693,057	$2,122,196
Residential mortgage loans transferred or pledged to securitization vehicles	$21,973,188	$21,044,007	$13,307,622
Assets transferred or pledged to securitization vehicles	$21,973,188	$21,044,007	$13,307,622
Total investment portfolio	$98,185,671	$97,742,854	$87,396,467

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company provides the following non-GAAP measures:
•earnings available for distribution ("EAD");
•earnings available for distribution attributable to common stockholders;
•earnings available for distribution per average common share;
•annualized EAD return on average equity;
•economic leverage;
•economic capital ratio;
•interest income (excluding PAA);
•economic interest expense;
•economic net interest income (excluding PAA);
•average yield on interest earning assets (excluding PAA);
•average economic cost of interest bearing liabilities;
•net interest margin (excluding PAA); and
•net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as earnings available for distribution, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.
These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure may be useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.
Earnings available for distribution, earnings available for distribution attributable to common stockholders, earnings available for distribution per average common share and annualized EAD return on average equity
The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Earnings available for distribution, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income, (c) net servicing income less realized amortization of MSR, (d) other income (loss) (excluding amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items), and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities is used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving its principal business objective.
The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss) and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. In addition, EAD serves as a useful indicator for investors in evaluating the Company's performance and ability to pay dividends. Annualized EAD return on average equity, which is calculated by dividing earnings available for distribution over average stockholders’ equity, provides investors with additional detail on the earnings available for distribution generated by the Company’s invested equity capital.
The following table presents a reconciliation of GAAP financial results to non-GAAP earnings available for distribution for the periods presented:

	For the quarters ended
	December 31, 2024	September 30, 2024	December 31, 2023
	(dollars in thousands, except per share data)
GAAP net income (loss)	$473,076	$82,351	$(391,232)
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other (1)	2,010,664	(1,724,051)	(1,887,795)
Net (gains) losses on derivatives (2)	(1,958,777)	2,071,493	2,681,288
Other adjustments
Amortization of intangibles	671	673	673
Non-EAD (income) loss allocated to equity method investments (3)	(652)	1,465	197
Transaction expenses and non-recurring items (4)	6,251	4,966	2,319
Income tax effect of non-EAD income (loss) items	5,594	(9,248)	1,484
TBA dollar roll income (5)	2,086	(1,132)	1,720
MSR amortization (6)	(64,497)	(62,480)	(48,358)
EAD attributable to noncontrolling interests	(2,114)	(2,893)	(4,014)
Premium amortization adjustment cost (benefit)	(25,287)	21,365	19,148
Earnings available for distribution *	447,015	382,509	375,430
Dividends on preferred stock	38,704	41,628	37,181
Earnings available for distribution attributable to common stockholders *	$408,311	$340,881	$338,249
GAAP net income (loss) per average common share	$0.78	$0.05	$(0.88)
Earnings available for distribution per average common share *	$0.72	$0.66	$0.68
Annualized GAAP return (loss) on average equity (7)	15.00%	2.77%	(14.21%)
Annualized EAD return on average equity *	14.27%	12.95%	13.76%
* Represents a non-GAAP financial measure.
(1) Includes write-downs or recoveries on investments which are reported in Other, net in the Company's Consolidated Statements of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $256.9 million, $317.5 million and $379.4 million for the quarters ended December 31, 2024, September 30, 2024 and December 31, 2023, respectively.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(4) Represents costs incurred in connection with securitizations of residential whole loans.
(5) TBA dollar roll income represents a component of Net gains (losses) on derivatives.
(6) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.
(7) Annualized GAAP return (loss) on average equity annualizes realized and unrealized gains and (losses) which may not be indicative of full year performance, unannualized GAAP return (loss) on average equity is 3.75%, 0.69%, and (3.55%) for the quarters ended December 31, 2024, September 30, 2024, and December 31, 2023, respectively.

	For the years ended
	December 31, 2024	December 31, 2023
	(dollars in thousands, except per share data)
GAAP net income (loss)	$1,011,768	$(1,638,457)
Adjustments to exclude reported realized and unrealized (gains) losses
Net (gains) losses on investments and other (1)	1,849,607	2,137,538
Net (gains) losses on derivatives (2)	(1,066,394)	1,184,961
Loan loss provision (reversal)	—	(219)
Other adjustments
Amortization of intangibles	2,690	4,573
Non-EAD (income) loss allocated to equity method investments (3)	506	354
Transaction expenses and non-recurring items (4)	20,283	8,209
Income tax effect of non-EAD income (loss) items	3,444	31,570
TBA dollar roll income and CMBX coupon income (5)	2,815	20,621
MSR amortization (6)	(233,698)	(182,151)
EAD attributable to noncontrolling interests	(12,155)	(14,639)
Premium amortization adjustment cost (benefit)	(14,241)	1,654
Earnings available for distribution *	1,564,625	1,554,014
Dividends on preferred stock	154,551	141,676
Earnings available for distribution attributable to common stockholders *	$1,410,074	$1,412,338
GAAP net income (loss) per average common share	$1.62	$(3.61)
Earnings available for distribution per average common share *	$2.70	$2.86
Annualized GAAP return (loss) on average equity	8.53%	(14.33%)
Annualized EAD return on average equity *	13.28%	13.71%
* Represents a non-GAAP financial measure.
(1) Includes write-downs or recoveries on investments which are reported in Other, net in the Company's Consolidated Statements of Comprehensive Income (Loss).
(2) The adjustment to add back Net (gains) losses on derivatives does not include the net interest component of interest rate swaps which is reflected in earnings available for distribution. The net interest component of interest rate swaps totaled $1.2 billion and $1.6 billion for the years ended December 31, 2024 and 2023, respectively.
(3) The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other, net.
(4) Includes costs incurred in connection with securitizations of residential whole loans.
(5) TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $0 and $1.5 million for the years ended December 31, 2024 and 2023, respectively.
(6) MSR amortization utilizes purchase date cash flow assumptions and actual unpaid principal balances and is calculated as the difference between projected MSR yield income and net servicing income for the period.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the "drop". The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.
TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value in Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives.
TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on derivatives in the Consolidated Statements of Comprehensive Income (Loss).

Premium Amortization Expense
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.
The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.
The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio and residential securities transferred or pledged to securitization vehicles, for the quarters ended December 31, 2024, September 30, 2024 and December 31, 2023:

	For the quarters ended
	December 31, 2024	September 30, 2024	December 31, 2023
	(dollars in thousands)
Premium amortization expense (accretion)	$8,196	$53,448	$51,247
Less: PAA cost (benefit)	(25,287)	21,365	19,148
Premium amortization expense (excluding PAA)	$33,483	$32,083	$32,099

Economic leverage and economic capital ratios
The Company uses capital coupled with borrowed funds to invest primarily in real estate related investments, earning the spread between the yield on its assets and the cost of its borrowings and hedging activities. The Company’s capital structure is designed to offer an efficient complement of funding sources to generate positive risk-adjusted returns for its stockholders while maintaining appropriate liquidity to support its business and meet the Company’s financial obligations under periods of market stress. To maintain its desired capital profile, the Company utilizes a mix of debt and equity funding. Debt funding may include the use of repurchase agreements, loans, securitizations, participations issued, lines of credit, asset backed lending facilities, corporate bond issuance, convertible bonds or other liabilities. Equity capital primarily consists of common and preferred stock.
The Company’s economic leverage ratio is computed as the sum of recourse debt, cost basis of TBA derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements, other secured financing, and U.S. Treasury securities sold, not yet purchased. Debt issued by securitization vehicles and participations issued are non-recourse to the Company and are excluded from economic leverage.
The following table presents a reconciliation of GAAP debt to economic debt for purposes of calculating the Company’s economic leverage ratio for the periods presented:

	As of
	December 31, 2024	September 30, 2024	December 31, 2023
Economic leverage ratio reconciliation	(dollars in thousands)
Repurchase agreements	$65,688,923	$64,310,276	$62,201,543
Other secured financing	750,000	600,000	500,000
Debt issued by securitization vehicles	19,540,678	18,709,118	11,600,338
Participations issued	1,154,816	467,006	1,103,835
U.S Treasury securities sold, not yet purchased	2,470,629	2,043,519	2,132,751
Total GAAP debt	$89,605,046	$86,129,919	$77,538,467
Less Non-recourse debt:
Debt issued by securitization vehicles	$(19,540,678)	$(18,709,118)	$(11,600,338)
Participations issued	(1,154,816)	(467,006)	(1,103,835)
Total recourse debt	$68,909,552	$66,953,795	$64,834,294
Plus / (Less):
Cost basis of TBA derivatives	$3,158,058	$3,333,873	$(555,221)
Payable for unsettled trades	308,282	1,885,286	3,249,389
Receivable for unsettled trades	(2,201,447)	(766,341)	(2,710,224)
Economic debt *	$70,174,445	$71,406,613	$64,818,238
Total equity	$12,696,952	$12,539,949	$11,345,091
Economic leverage ratio *	5.5:1	5.7:1	5.7:1

* Represents a non-GAAP financial measure.

The following table presents a reconciliation of GAAP total assets to economic total assets for purposes of calculating the Company’s economic capital ratio for the periods presented:

	As of
	December 31, 2024	September 30, 2024	December 31, 2023
Economic capital ratio reconciliation	(dollars in thousands)
Total GAAP assets	$103,556,384	$101,515,995	$93,227,236
Less:
Gross unrealized gains on TBA derivatives (1)	(8,635)	(2,869)	(20,689)
Debt issued by securitization vehicles	(19,540,678)	(18,709,118)	(11,600,338)
Plus:
Implied market value of TBA derivatives	3,136,154	3,328,141	(573,602)
Total economic assets *	$87,143,225	$86,132,149	$81,032,607
Total equity	$12,696,952	$12,539,949	$11,345,091
Economic capital ratio *	14.6%	14.6%	14.0%

* Represents a non-GAAP financial measure. (1) Included in Derivative assets in the Company’s Consolidated Statements of Financial Condition.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities, multifamily and reverse mortgages), which can obscure underlying trends in the performance of the portfolio.
Economic interest expense includes GAAP interest expense, the net interest component of interest rate swaps (which includes net interest on variation margin related to interest rate swaps) and net interest on initial margin related to interest rate swaps, which is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy. The Company may use market agreed coupon ("MAC") interest rate swaps in which the Company may receive or make a payment at the time of entering into such interest rate swap to compensate for the off-market nature of such interest rate swap. In accordance with GAAP, upfront payments associated with MAC interest rate swaps are not reflected in the net interest component of interest rate swaps in the Company's Consolidated Statements of Comprehensive Income (Loss).

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	December 31, 2024	September 30, 2024	December 31, 2023
Interest income (excluding PAA) reconciliation	(dollars in thousands)
GAAP interest income	$1,338,880	$1,229,341	$990,352
Premium amortization adjustment	(25,287)	21,365	19,148
Interest income (excluding PAA) *	$1,313,593	$1,250,706	$1,009,500
Economic interest expense reconciliation
GAAP interest expense	$1,151,592	$1,215,940	$1,043,902
Add:
Net interest component of interest rate swaps and net interest on initial margin related to interest rate swaps (1)	(272,305)	(333,696)	(379,377)
Economic interest expense *	$879,287	$882,244	$664,525
Economic net interest income (excluding PAA) reconciliation
Interest income (excluding PAA) *	$1,313,593	$1,250,706	$1,009,500
Less:
Economic interest expense *	879,287	882,244	664,525
Economic net interest income (excluding PAA) *	$434,306	$368,462	$344,975

* Represents a non-GAAP financial measure.
(1) Interest on initial margin related to interest rate swaps is reported in Other, net in the Company’s Consolidated Statements of Comprehensive Income (Loss).

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA), net interest margin (excluding PAA) and average economic cost of interest bearing liabilities
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average economic cost of interest bearing liabilities, which represents annualized economic interest expense divided by average interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income less economic interest expense divided by the sum of average interest earning assets plus average TBA contract balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.
Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	December 31, 2024	September 30, 2024	December 31, 2023
Economic metrics (excluding PAA)	(dollars in thousands)
Average interest earning assets	$99,876,810	$95,379,071	$87,020,120
Interest income (excluding PAA) *	$1,313,593	$1,250,706	$1,009,500
Average yield on interest earning assets (excluding PAA) *	5.26%	5.25%	4.64%
Average interest bearing liabilities	$90,773,953	$87,819,655	$76,010,247
Economic interest expense *	$879,287	$882,244	$664,525
Average economic cost of interest bearing liabilities *	3.79%	3.93%	3.42%
Economic net interest income (excluding PAA) *	$434,306	$368,462	$344,975
Net interest spread (excluding PAA) *	1.47%	1.32%	1.22%
Interest income (excluding PAA) *	$1,313,593	$1,250,706	$1,009,500
TBA dollar roll income	2,086	(1,132)	1,720
Economic interest expense *	(879,287)	(882,244)	(664,525)
Subtotal	$436,392	$367,330	$346,695
Average interest earnings assets	$99,876,810	$95,379,071	$87,020,120
Average TBA contract balances	2,013,666	973,713	829,571
Subtotal	$101,890,476	$96,352,784	$87,849,691
Net interest margin (excluding PAA) *	1.71%	1.52%	1.58%
* Represents a non-GAAP financial measure.